February 6, 2004


Ms. Patricia Goings
Office of Thrift Supervision
1700 G. Street, 3rd Floor
Washington, DC 20552

RE: Osage Federal Financial, Inc. (MHC)

Dear Ms. Goings:

This letter is in response to our conversation on February 5, 2004 regarding Osage Federal Financial, Inc. (MHC) (the "Bank") and is intended to supplement our initial appraisal dated December 4, 2003 and our letter addressed to you February 5, 2004. You asked us to examine the change in the MHC index and to review the change in the Comparable financial performance relative to the Bank's financial performance for the quarter ended December 31, 2003. All market data in this report is as of February 2, 2004.

Performance of the MHC Index
----------------------------

FinPro examined the change in the MHC index and determined that the market for MHC stocks increased approximately 10% since the date of the initial appraisal. This increase in the market for MHC stocks is reflected in the pricing of the Comparable MHCs as illustrated on page 5 of the February 5, 2004 letter.


                                      At 12/4/03     At 2/2/04     % Change
      -----------------------------------------------------------------------

      SNL MHC Index                    2567.7        2830.3          10.23%

      Source: SNL Bank & Thrift Daily



Review of Earnings Performance Relative to the Comparable Group
---------------------------------------------------------------

In our conversation, you expressed concern about FinPro's adjustment relative to the Comparable Group for the deterioration of the Bank's core financial performance. You requested that FinPro compare the Bank's performance for the quarter ended December 31, 2003 relative to the Comparable performance.

The following table reflects the Bank's ROAA and ROAE relative to the Comparable Group as presented in the initial appraisal and also for the quarter ended December 31, 2003.


--------------------------------------------------------------------------------
                                  Confidential

Osage Federal Financial, Inc. (MHC)
--------------------------------------------------------------------------------

                                                            Initial Appraisal                   12/31/03
                                                         Profitability for the LTM   Profitability for the Quarter
                                                        -------------------------   ------------------------------

                                                           Return on    Return on       Return on   Return on
                                                          Avg Assets   Avg Equity      Avg Assets  Avg Equity
   Ticker                        Short Name                       (%)          (%)             (%)         (%)
----------------------------------------------------------------------------------    ------------------------
                           Comparable Thrift Data
GOV           Gouverneur Bancorp Inc. (MHC)                     0.69         3.42              NA          NA
ALLB          Greater Delaware Valley Savings Bank (MHC)        0.36         3.90            0.55        5.96
GCBC          Greene County Bancorp Inc. (MHC)                  0.92         7.94            1.13       10.29
JXSB          Jacksonville Bancorp, Inc. (MHC)                  0.42         5.31            0.18        2.45
ONFC          Oneida Financial Corp. (MHC)                      0.84         7.27              NA          NA
PBHC          Pathfinder Bancorp, Inc. (MHC)                    0.44         5.70              NA          NA
ROME          Rome Bancorp, Inc. (MHC)                          0.73         5.17            0.67        4.68
WCFB          Webster City Federal Bancorp (MHC)                1.16         5.42              NA          NA
--------------------------------------------------------- -------------------------    ------------------------
                                                                0.70         5.52            0.63        5.85
                                                                0.71         5.37            0.61        5.32
                                                                1.16         7.94            1.13       10.29
                                                                0.36         3.42            0.18        2.45

TBD           Osage Federal Financial, Inc. *                   0.56         5.76            0.36        3.63

                                                               (0.15)        0.40           (0.25)      (1.69)

* Note: Osage's ROAA and ROAE were adjusted for a $20 thousand charge for fraudulent activities.


Note: Only four of the Comparables have published data for the December 31, 2003 quarter.


--------------------------------------------------------------------------------
                                     Page 2.

Osage Federal Financial, Inc. (MHC)
--------------------------------------------------------------------------------

Valuation Justification
-----------------------

The following table represents the valuation adjustments relative to the Comparable Group.


      Valuation Factor                                  Valuation Adjustment
      ------------------------------------------------- ------------------------

      Financial Condition                               Slight Upward

      Balance Sheet Growth                              Downward

      Earnings Quality, Predictability and Growth       Moderate Downward

      Market Area                                       Modest Downward

      Dividends                                         No Adjustment

      Liquidity of the Issue                            Downward

      Recent Regulatory Matters                         No Adjustment

      Management                                        No Adjustment

      Subscription Interest                             Upward

Please note that the magnitude of the adjustments for earnings quality, predictability and growth, management and balance sheet growth were adjusted. The upward adjustment for subscription interest is offset by the downward adjustment for balance sheet growth and the modest downward adjustment for market area. The moderate downward adjustment for earnings quality, predictability and growth is partially offset by the slight upward adjustment for financial condition. The net effect is approximately a 3% downward adjustment. Also, the adjustment for liquidity of the issue was quantified in the February 5, 2004 letter as approximately 30%. Taken collectively, the adjustment relative to the Comparable Group is 33%. The following table illustrates the targeted multiples for the pricing of the Bank.

                               ---------------------------------------------------------------------
                                                        Price Relative to
                               ---------------------------------------------------------------------
                                Earnings    Core Earnings     Book      Tangible Book     Assets
----------------------------------------------------------------------------------------------------
Comparable Group Median              43.19           49.41     107.41%          111.98%      26.12%
Discount -33%                       -33.00%         -33.00%    -33.00%          -33.00%     -33.00%
----------------------------------------------------------------------------------------------------
Targeted Multiples                   28.94           33.11      71.97%           75.03%      17.50%

Therefore, FinPro believes that the Bank should be priced at 33.11x LTM core earnings and 75.03% of tangible book value. With a midpoint valuation of $17,250,000, the Bank is priced at 31.25x LTM core EPS and 76.80% of tangible book value.

--------------------------------------------------------------------------------
                                    Page 3.

Osage Federal Financial, Inc. (MHC)
--------------------------------------------------------------------------------

Valuation Range
---------------

Based upon the changes to the adjustment factors, comparable pricing and the core financial performance of the Bank, the valuation range needs to be increased by 15% since the initial appraisal. Based upon the 15% increase the valuation range is:

--------------------------------------------------------------------------------
                                           Total       Price per        Total
Conclusion                                Shares         Share         Value
--------------------------------------------------------------------------------
Appraised Value - $14,662,500 at 30%      439,875       $10.00       $4,398,750
Appraised Value - $17,250,000 at 30%      517,500       $10.00       $5,175,000
Appraised Value - $19,837,500 at 30%      595,125       $10.00       $5,951,250
Appraised Value - $22,813,130 at 30%      684,394       $10.00       $6,843,940


Comparable Group Multiple Comparison
------------------------------------

Fully Converted Multiple Comparison
Based on the increased valuation range and the updated Comparable figures, the pricing multiples are as follows:

                                                 ---------------------------------------------------------------------
                                                                          Price Relative to
                                                 ---------------------------------------------------------------------
                                                     Earnings    Core Earnings     Book      Tangible Book     Assets
----------------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion                 31.25           31.25      76.80%           76.80%      18.73%
----------------------------------------------------------------------------------------------------------------------
Comparable Group Median                                43.19           49.41     107.41%          111.98%      26.12%
----------------------------------------------------------------------------------------------------------------------
(Discount) Premium                                   -27.65%         -36.76%     -28.50%          -31.42%     -28.30%
----------------------------------------------------------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
                                                                          Price Relative to
                                                 ---------------------------------------------------------------------
                                                     Earnings    Core Earnings     Book      Tangible Book     Assets
----------------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion             41.67           41.67      83.40%           83.40%      23.52%
----------------------------------------------------------------------------------------------------------------------
Comparable Group Median                                43.19           49.41     107.41%          111.98%      26.12%
----------------------------------------------------------------------------------------------------------------------
(Discount) Premium                                    -3.53%         -15.67%     -22.36%          -25.53%      -9.96%
----------------------------------------------------------------------------------------------------------------------

MHC Multiple Comparison
Based on the increased valuation range and the updated Comparable figures, the pricing multiples are as follows:

                                       ---------------------------------------------------------------------
                                                                Price Relative to
                                       ---------------------------------------------------------------------
                                        Earnings    Core Earnings     Book      Tangible Book     Assets
------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) MHC                   38.46           38.46     148.81%          148.81%      21.23%
------------------------------------------------------------------------------------------------------------
Comparable MHC Trading Median                47.27           53.71     238.91%          288.43%      31.00%
------------------------------------------------------------------------------------------------------------
(Discount) Premium                         -18.63%         -28.39%     -37.71%          -48.41%     -31.51%
------------------------------------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------
                                                                Price Relative to
                                       ---------------------------------------------------------------------
                                        Earnings    Core Earnings     Book      Tangible Book     Assets
------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) MHC               52.63           52.63     175.13%          175.13%      27.59%
------------------------------------------------------------------------------------------------------------
Comparable MHC Trading Median                47.27           53.71     238.91%          288.43%      31.00%
------------------------------------------------------------------------------------------------------------
(Discount) Premium                          11.35%          -2.01%     -26.69%          -39.28%     -10.99%
------------------------------------------------------------------------------------------------------------

If the Comparable Group median were adjusted to eliminate the three with material intangibles the discount on a tangible book basis would decline to 44.85% and 35.10% at the midpoint and the super maximum of the estimated value range, respectively.

--------------------------------------------------------------------------------
                                    Page 4.

Osage Federal Financial, Inc. (MHC)
--------------------------------------------------------------------------------





Conclusion
----------

It is, therefore, FinPro's opinion that as of February 6, 2004, the estimated pro forma market value of the Bank in a full offering was $17,250,000 at the midpoint of a range with a minimum of $14,662,500 to a maximum of $19,837,500 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value, or super maximum value, in a full offering is $22,813,130.

Using the pro forma market values for a full offering shown above, the amount of stock publicly offered as part of the MHC reorganization issuing 30.00% will equal 439,875 shares, 517,500 shares, 595,125 shares and 684,394 shares at the minimum, midpoint, maximum and super maximum, respectively.


Respectfully Submitted,


/s/Dennis E. Gibney

Dennis E. Gibney, CFA
Managing Director


--------------------------------------------------------------------------------
                                    Page 5.